Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

LiveXLive Media, Inc.

Beverly Hills, CA

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-249481 and No. 333-228909) and Form S-8 (No. 333-234619) of LiveXLive Media, Inc. of our report dated July 14, 2021, relating to the consolidated financial statements which appears in this Form 10-K. Our report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP
Los Angeles, California
July 14, 2021